                                   Exhibit 24

                                POWER OF ATTORNEY

        The undersigned hereby constitutes and appoints Nathalie Auber, his true and lawful attorney-in-fact to:

(1)     execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or person who holds more than 10%
        of the stock of a portfolio company held by any Sofinnova investment fund, including without limitation, Sofinnova Venture Partners I, L.P.,
        CV Sofinnova Venture Partners II, L.P., CV Sofinnova Venture Partners
        III, L.P., Sofinnova Venture Partners IV, L.P., Sofinnova Venture
        Affiliates IV, L.P., Sofinnova Venture Partners V, L.P., Sofinnova
        Venture Principals V, L.P., Sofinnova Venture Affiliates V, L.P.,
        Sofinnova Venture Partners VI, L.P., Sofinnova Venture Partners VI GmbH
        & Co. K.G., Sofinnova Venture Affiliates VI, L.P., Sofinnova Venture
        Principals VI, L.P., and Sofinnova Venture Partners VII, LP. (each, a "
        Portfolio Company"), Forms 3, Forms 4 and Forms 5 in accordance with
        Section 16(a) of the Securities Exchange Act of 1934, as amended (the
        "Exchange Act"), and the rules thereunder;

(2)     execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, general partner, member and/or managing member who holds more than 5% of the stock a Portfolio Company, Forms 13D,
        Forms 13F and Forms 13G in accordance with Section 13 of the Exchange
        Act;

(3)     do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
        Forms 3, Forms 4, Forms 5, Forms 13D, Forms 13F or Forms 13G and timely file any such forms with the United States Securities and Exchange
        Commission and any other authority; and

(4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of
        Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done pursuant to this power of attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Portfolio
Company assuming, any of the undersigned's responsibilities to comply with
Sections 13 and 16 of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, Forms 4, Forms 5, Forms 13D,
Forms 13F and Forms 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

        The undersigned has caused this Power of Attorney to be executed as of this 23rd day of April, 2007.

                                        James I. Healy

                                        /s/ James I. Healy
                                        ---------------------------------------
                                        Signature

                                        Michael F. Powell

                                        /s/ Michael F. Powell
                                        ---------------------------------------
                                        Signature

                                        Alain L. Azain

                                        /s/ Alain L. Azain
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                                        Signature

                                        Eric P. Buatois

                                        /s/ Eric P. Buatois
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                                        Signature